UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 18, 2006

Capital Senior Living Corporation

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-13445	75-2678809

(Commission File Number)	(IRS Employer Identification No.)

14160 Dallas Parkway Suite 300 Dallas, Texas	75254

(Address of Principal Executive Offices)	(Zip Code)
(972) 770-5600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01     Regulation FD Disclosure.
     On December 18, 2006, Capital Senior Living Corporation (the “Company”) announced that it had executed an agreement to lease a senior living community from a health care REIT that purchased the property from a third party. The community, located in Carmichael, California, has 152 units of independent living with total resident capacity of 156. A copy of the press release is furnished as Exhibit 99.1 to this current report on Form 8-K.
     This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The exhibit contains and may implicate, forward-looking statements regarding the Company and includes cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.
     Attached hereto as Exhibit 99.2 is an updated slideshow presentation of the Company.
     By filing this Current Report on Form 8-K, the Company does not acknowledge that disclosure of this information is required by Regulation D or that the information was material or non-public before the disclosure. The Company assumes no obligation to update or supplement forward-looking statements in this slideshow that become untrue because of new information, subsequent events or otherwise.
Item 9.01     Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.
     The following exhibits to this current report on Form 8-K are not being filed but are being furnished pursuant to Item 9.01:
99.1	Press Release dated December 18, 2006

99.2	Capital Senior Living Corporation updated slideshow presentation

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2006	Capital Senior Living Corporation
	By:	/s/ Ralph A. Beattie
	Name:	Ralph A. Beattie
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX
     The following exhibits to this current report on Form 8-K are not being filed but are being furnished pursuant to Item 9.01:
99.1	Press Release dated December 18, 2006

99.2	Capital Senior Living Corporation updated slideshow presentation